UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2025

ADITXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	85-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2569 Wyandotte Street, Suite 101, Mountain View, CA 94043

(Address of principal executive offices, including ZIP code)

(650) 870-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 23, 2025, Aditxt, Inc. (the “Company”) reconvened its annual meeting of stockholders (the “Reconvened Annual Meeting”), which was initially held on September 15, 2025 in virtual format and adjourned until September 23, 2025 in order to allow for additional time for the Company’s stockholders to vote. An aggregate of 1,665,180 shares of the Company’s common stock or 33.59% of the voting authority, constituting a quorum, were represented virtually, in person, or by valid proxies at the Reconvened Annual Meeting.

At the Reconvened Annual Meeting, the Company’s stockholders (i) re-elected each of Amro Albanna, Shahrokh Shabahang, D,D,S,, MS, Ph.D., Brian Brady, Charles Nelson and Sylvia Hermina; (ii) ratified the appointment of dbbmckennon LLC (“dbbmckennon”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and (iii) granted discretionary authority to the Company’s board of directors to (a) amend the Company’s certificate of incorporation to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1:5) to a maximum of a one-for-two hundred fifty (1:250) split, with the exact ratio to be determined by the Company’s board of directors in its sole discretion; and (b) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders.

The final results for each of the matters submitted to a vote of stockholders at the Reconvened Annual Meeting, as set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on August 8, 2025, are as follows:

Proposal 1. At the Reconvened Annual Meeting, the stockholders approved the election of five (5) members to our board of directors to serve until the Company’s 2026 annual meeting of stockholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the five (5) directors were as follows:

Directors	For	Withhold	Broker Non-Votes
Amro Albanna	627,553	123,628	913,999
Shahrokh Shabahang D.D.S., MS, Ph.D.	626,919	124,262	913,999
Brian Brady	651,828	99,353	913,999
Charles Nelson	650,318	100,863	913,999
Sylvia Hermina	642,472	108,709	913,999

Proposal 2. At the Annual Meeting, the stockholders approved the ratification of the appointment of dbbmckennon as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The result of the votes to approve the ratification of the appointment of dbbmckennon were as follows:

For	Against	Abstain
1,506,751	92,439	65,990

Proposal 3. At the Annual Meeting, the proposal to grant discretionary authority to the Company’s board of directors to (a) amend the Company’s certificate of incorporation to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1:5) to a maximum of a one-for-two hundred fifty (1:250) split, with the exact ratio to be determined by the Company’s board of directors in its sole discretion; and (b) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders. The result of the votes were as follows:

For	Against	Abstain	Broker Non-Vote
1,178,583	473,001	13,596	-

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2025

Aditxt, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer